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                                                                     Exhibit 7.3

                             DCS ELECTRONICS LIMITED

                         Statement of Battery Operations
                                October 31, 2002
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                          INDEPENDENT AUDITORS' REPORT

To the Directors of
DCS Electronics Limited

We have audited the accompanying statement of battery operations of DCS Electronics for the period ended October 31, 2002. The statement of battery operations is the responsibility of the Company's management. Our responsibility is to express an opinion on the statement of battery operations based on our audit.

We conducted our audit in accordance with generally accepted auditing standards in the United States of America. Those standards require that we plan and perform an audit to obtain reasonable assurance about whether the statement of battery operations is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the statement of battery operations. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall statement of battery operations presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the statement of battery operations referred to above present fairly, in all material respects, the results of battery operations of DCS Electronics Limited for the period ended October 31, 2002 in conformity with generally accepted accounting principles in the United States of America.

Toronto, Canada                                          "MINTZ & PARTNERS LLP"
March 26, 2004
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                             DCS ELECTRONICS LIMITED

                         Statement of Battery Operations

                                                                       January 1 to
                                                                        October 31
                                                                      --------------
                                                                           2002
                                                                      --------------
Sales                                                                 $      331,767
                                                                      --------------
     Cost of goods sold                                                      308,437
                                                                      --------------
Gross profit                                                                  23,330
                                                                      --------------
     Selling, general and administrative expenses (note 2)                   363,526
                                                                      --------------
Net loss                                                              $     (340,196)
                                                                      --------------

See notes to financial statements
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                             DCS ELECTRONICS LIMITED

                    Notes to Statement of Battery Operations
                                October 31, 2002

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

DESCRIPTION OF BUSINESS

The Company sells batteries and ancillary electronic products in Canada.

BASIS OF PRESENTATION

The statement of operations for the period from January 1, 2002 to October 31, 2002, contains the revenues and direct expenses for the battery business conducted through DCS Electronics Limited. The statement of operations includes all revenues related to the battery business and all directly related costs of sales and other selling, general and administrative costs associated with producing the revenues. Costs not directly related to the battery business and all matters related to income taxes have been excluded.

REVENUE

Revenue from the sale of products is recognized at the time of delivery when all requirements of a completed transaction have been met.

FOREIGN CURRENCY TRANSLATION

The functional currency of the Company is Canadian dollars. Certain purchases are made in US dollars and have been translated into Canadian dollars, the reporting currency, in accordance with Statement of Financial Accounting Standards No. 52 "Foreign Currency Translation". Monetary assets and liabilities are translated at the exchange rate at the balance sheet date and revenue and expenses are translated at the exchange rate at the date those elements are recognized.

NOTE 2 - SELLING, GENERAL & ADMINISTRATIVE EXPENSES

Battery business selling, general and administrative expenses have been allocated based on the percentage of total revenue that the battery business represented during the period January 1, 2002 to October 31, 2002.

                                                         January 1 to
                                                          October 31
                                                        --------------
                                                             2002
                                                        --------------
Salaries, benefits & consulting                         $      244,591
Amortization                                                    67,882
Occupancy costs                                                 23,906
Communications costs                                            17,613
Travel & miscellaneous costs                                     9,534
                                                        --------------
Total expenses                                          $      363,526
                                                        --------------

NOTE 3 - RELATED PARTY TRANSACTIONS

The Company made purchases totaling $109,267 from Decade Battery Ltd. (a related party by virtue of common ownership by David C. Simmonds) during the ten month period ended October 31, 2002.